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                                                                   EXHIBIT 10.40


                                  PAT HAGGERTY

                NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS(R)

                           COMMERCIAL LEASE AGREEMENT

TABLE OF CONTENTS

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Article                                                                     Page
1.  Defined Terms                                                              1
2.  Lease and Lease Term                                                       2
3.  Rent and Security Deposit                                                  2
4.  Taxes                                                                      3
5.  Insurance and Indemnity                                                    3
6.  Use of Demised Premises                                                    4
7.  Property Condition, Maintenance, Repairs and Alterations                   5
8.  Damage or Destruction                                                      6
9.  Condemnation                                                               7
10. Assignment and Subletting                                                  7
11. Default and Remedies                                                       7
12. landlord's Contractual Lien                                                9
13. Protection of Lenders                                                      9
14. Environmental Representations and Indemnity                               10
15. Professional Service Fees                                                 10
16. Miscellaneous                                                             11
17. Additional Provisions                                                     13
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EXHIBITS AND ADDENDA. Any exhibit or addendum attached to this Lease is incorporated as a part of this Lease for all purposes. Any term not specifically defined in the Addenda shall have the same meaning given to it in the body of this Lease. To the extent any provisions in the body of this Lease conflict with the Addenda, the Addenda shall control.

[CHECK ALL BOXES WHICH APPLY. BOXES NOT CHECKED DO NOT APPLY.]

[X] Exhibit A    Survey and/or Legal Description of the Property
[X] Exhibit B    Floor plan and/or Site Plan

[X] Addendum A   Expense Reimbursement
[X] Addendum B   Renewal Options
[ ] Addendum C   Right of First Refusal for Additional Space
[ ] Addendum D   Percentage Rental/Gross Sales Reports
[ ] Addendum E   Guarantee
[ ] Addendum F   Construction of Improvements
[ ] Addendum G   Rules and Regulations
[X] Addendum H   Other Additional Provisions


IN CONSIDERATION of the terms, provisions and agreements contained in this Lease, the parties agree as follows:

ARTICLE ONE: DEFINED TERMS. As used in this Commercial Lease Agreement (the
"Lease"), the terms set forth in this Article One have the following respective meanings:

1.01. EFFECTIVE DATE: The last date beneath the signatures of Landlord and Tenant on page 13 below.

1.02.  LANDLORD: Tom Taylor, Arch Jacobson, and Estate of James A. Moran
       ADDRESS:  6516 Forest Park Road
                 Dallas Texas 75235  Telephone: 214-358-0174  Fax: 214-358-0445
1.03.  TENANT:   Probex Corp.
       ADDRESS:  13355 Noel Rd. Suite 1200
                 Dallas TX 75240     Telephone: 972-788-4772  Fax: 972-980-7068

1.04.  DEMISED PREMISES:________________________________________________________

       A.   STREET ADDRESS:  15510 Wright Brothers Drive, Addison Texas  75001
            in  Dallas  County, Texas.

       B. LEGAL DESCRIPTION: The property on which the Demised Premises is situated (the "Property") is more particularly described as: Lot 9, in Block A of the Addison Airport Industrial District an Addition to the Town of Addison, Texas according to the map recorded in Volume
            50, Page 207 of the Map records of Dallas County or is described on EXHIBIT A, SURVEY AND/OR LEGAL DESCRIPTION.

      C. FLOOR PLAN OR SITE PLAN: Being a floor area of approximately 21,290 square feet and being approximately _____ feet by _____ feet
            (measured to the exterior of outside walls and to the center of the interior walls) and being more particularly shown in outline form on EXHIBIT B, FLOOR PLAN AND/OR SITE PLAN.


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       D.   Tenant's pro rata share of the Property is 100%. [See ADDENDUM A,
            EXPENSE REIMBURSEMENT, if applicable.]

1.05.  LEASE TERM: Five years and 0 months beginning on June 1, 2002 (the
       "Commencement Date") and ending on May 31, 2007 (the "Expiration Date").

1.06. BASE RENT: $479,024.82 total Base Rent for the Lease Term payable in monthly installments of $8,870.83 per month in advance. (The total amount of Rent is defined in Section 3.01.)

1.07.  PERCENTAGE RENTAL RATE: N/A%. [See ADDENDUM D, PERCENTAGE RENTAL/GROSS
       SALES REPORTS, if applicable]

1.08.  SECURITY DEPOSIT: $8,870.83 (due upon execution of this Lease). [See
       Section 3.04]

1.09.  PERMITTED USE: __________________________________________________ for
       tenant's business in accordance with the Town of Addison, Addison
       Airport, and Texas regulations. [See Section 6.01]

1.10.  Party to whom Tenant is to deliver payments under this Lease [check one]:
       [X] Landlord, [ ] Principal Broker, or [ ] Other ________________________
       Landlord may designate in writing the party authorized to act on behalf of Landlord to enforce this Lease. Any such authorization will remain in effect until it is revoked by Landlord in writing.

1.11.  PRINCIPAL BROKER: Patrick J. Haggerty (2%), acting as [CHECK ONE]:
       [X] agent for Landlord exclusively, [ ] agent for Tenant exclusively,
       [ ] an intermediary. Principal Broker's Address: 16475 Dallas Parkway,
       Addison, Texas 7500 TELEPHONE: (___) __________ FAX: (___) __________

1.12.  COOPERATING BROKER: Miller Commercial (4%), acting as [CHECK ONE]:
       [ ] agent for Landlord exclusively, [X] agent for Tenant exclusively,
       [ ] an intermediary. Cooperating Broker's Address: 5001 Spring Valley,
       Suite 1150, Dallas, Texas 75244  TELEPHONE: (972) 419-4000
       FAX: (972) __________

1.13.  THE FEE: The Professional Service Fee shall be as set forth in [CHECK
       ONE]: [ ] Paragraph A, or [X] Paragraph B of Section 15.01.

       A. The percentage applicable for leases in Sections 15.01 and 15.03 shall be six percent (6%).

       B. The percentage applicable in Section 15.04 in the event of a sale shall be six percent (6%).

1.14. ACCEPTANCE: The number of days for acceptance of this offer is _____ days. [See Section 16.14]

ARTICLE TWO: LEASE AND LEASE TERM. (SEE Addendum H, SECTION A)

2.01. LEASE OF DEMISED PREMISES FOR LEASE TERM. Landlord leases the Demised
Premises to Tenant and Tenant leases the Demised Premises from Landlord for the Lease Term stated in Section 1.05. The Commencement Date is the date specified in Section 1.05, unless advanced or delayed under any provision of this Lease.

2.02. DELAY IN COMMENCEMENT. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Demised Premises to Tenant on the Commencement Date specified in Section 1.05 above. Landlord's non-delivery of possession of the Demised Premises to Tenant on the Commencement Date will not affect this Lease or the obligations of Tenant under this Lease. However, the Commencement Date shall be delayed until possession of the Demised Premises is delivered to Tenant. The Lease Term shall be extended for a period equal to the delay in delivery of possession of the Demised Premises to Tenant, plus the number of days necessary for the Lease Term to expire on the last day of a month. If Landlord does not deliver possession of the Demised Premises to Tenant within sixty (60) days after the Commencement Date specified in Section 1.05, Tenant may cancel this Lease by giving written notice to Landlord within ten
(10) days after the 60-day period ends. If Tenant gives such notice, this Lease shall be canceled effective as of the date of its execution, and no party shall have any obligations under this Lease. If Tenant does not give such notice within the time specified,


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Tenant shall have no right to cancel this Lease, and the Lease Term shall commence upon the delivery of possession of the Demised Premises to Tenant. If delivery of possession of the Demised Premises to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute on amendment to this Lease setting forth the revised Commencement Date and Expiration Date of the Lease Term.

2.03. EARLY OCCUPANCY. If Tenant occupies the Demised Premises prior to the
Commencement Date, Tenant's occupancy of the Demised Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Demised Premises shall not advance the Expiration Date. Unless otherwise provided herein, Tenant shall pay Base Rent and all other charges specified in this Lease for the period of occupancy.

2.04. HOLDING OVER. Tenant shall vacate the Demised Premises immediately upon the expiration of the Lease Term or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all actual damages incurred by Landlord as a result of any delay by Tenant in vacating the Demised
Premises. If Tenant does not vacate the Demised Premises upon the expiration of the Lease Term or earlier termination of this Lease, Tenant's occupancy of the Demised Premises shall be a day-to-day tenancy, subject to all of the terms of this Lease, except that the Base Rent during the holdover period shall be increased to an amount which is one-and-one-half (1-1/2) times the Base Rent in effect on the expiration or termination of this Lease, computed on a daily basis for each day of the holdover period, plus all additional sums due under this Lease. This paragraph shall not be construed as Landlord's consent for Tenant to hold over or to extend this Lease.

ARTICLE THREE: RENT AND SECURITY DEPOSIT

3.01. MANNER OF PAYMENT. All sums payable under this Lease by Tenant (the
"Rent") shall be made to the Landlord at the address designated in Section 1.02, unless another person is designated in Section 1.10, or to any other party or address as Landlord may designate in writing. Any and all payments made to a designated third party for the account of the Landlord shall be deemed made to Landlord when received by the designated third party. All sums payable by Tenant under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code and for all other purposes. The Base Rent is the minimum rent for the Demised Premises and is subject to the terms and conditions contained in this Lease, together with the attached Addenda, if any.

3.02. TIME OF PAYMENT. Upon execution of this Lease, Tenant shall pay the installment of Base Rent for the first month of the Lease Term. On or before the first day of the second month of the Lease Term and of each month thereafter, the installment of Base Rent and other sums due under this Lease shall be due and payable, in advance, without off-set, deduction or prior demand. Tenant shall cause payments to be properly mailed or otherwise delivered so as to be actually received by the party identified in 1.10 above on or before the due date (and not merely deposited in the mail). If the Lease Term commences or ends on a day other than the first or last day of a calendar month, the rent for any fractional calendar month following the Commencement Date or preceding the end of the Lease Term shall be prorated by days.

3.03. LATE CHARGES. Tenant's failure to promptly pay sums due under this Lease may cause Landlord to incur unanticipated costs. The exact amount of those costs is impractical or extremely difficult to ascertain. The costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease or deed of trust encumbering the Demised Premises. Payments due to Landlord under this Lease are not an extension of credit subject to any __________ or periods set forth herein. Therefore, if any payment under the Lease is not actually received on or before the due date
(and not merely deposited in the mail), Landlord may, at Landlord's option and to the extent allowed by applicable law, impose a Late Charge on any late payments in an amount equal to one-half of one percent (0.5%) of the amount of the past due payment (the "Late Charge") per day for each day after the due date, until the past due amount in Good Funds is received by Landlord, up to a maximum of ten percent (10%) of the past due amount. A Late Charge may be imposed only once on each past due payment. Any Late Charge will be in addition to Landlord's other remedies for nonpayment of rent. If any check tendered to Landlord by Tenant under this Lease is dishonored for any reason, Tenant shall pay to the party receiving payments under this Lease a fee of twenty-five dollars ($25.00), plus (at Landlord's option) a Late Charge as provided above until good funds are received by Landlord. The parties agree that any Late
Charge and dishonored check fee represent a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment or dishonored check.
Payments received from Tenant shall be applied first to any Late Charges, second to Base Rent, and last to other unpaid charges or reimbursements due to Landlord. Notwithstanding the foregoing, Landlord will not impose a Late Charge as to the first late payment in any calendar year, unless Tenant fails to pay the late payment to Landlord within five (5) business days after the delivery of a written notice from Landlord to Tenant demanding the late payment be paid.
However, Landlord may impose a Late Charge without advance notice to Tenant on any subsequent late payment in the same calendar year.


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3.04. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit with
Landlord a cash Security Deposit in the amount stated in Section 1.08. Landlord may apply all or part of the Security Deposit to any unpaid Rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord properly uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written demand. Tenant's failure to restore the full amount of the Security
Deposit within the time specified shall be a default under this Lease. No interest will be paid on the Security Deposit. Landlord will not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit. Upon any termination of this Lease not resulting from Tenant's default, and after Tenant has vacated the Property and cleaned and restored the Demised Premises in the manner required by this Lease, Landlord shall refund the unused portion of the Security Deposit to Tenant within thirty days after the Termination Date or thirty days after Tenant fully complies with the conditions of termination as required in Section 7.05, whichever is later.

3.05. GOOD FUNDS PAYMENTS. If, for any reason whatsoever, any two or more payments by check from Tenant to Landlord for Rent are dishonored and returned unpaid, thereafter Landlord may, at Landlord's sole option, upon written notice to Tenant, require that all future payments of Rent for the remaining term of the Lease must be made by cash, certified check, cashier's check, or money order
("Good Funds") and that the delivery of Tenant's personal or corporate check will no longer constitute payment of Rent under this Lease. Any acceptance by Landlord of a payment for Rent by Tenant's personal or corporate check thereafter shall not be construed as a waiver of Landlord's right to insist upon payment by Good Funds as set forth herein.

ARTICLE FOUR: TAXES

4.01. PAYMENT BY LANDLORD. Landlord shall pay the real estate taxes on the Demised Premises during the Lease Term.

4.02. IMPROVEMENTS BY TENANT. If the real estate taxes levied against the Demised Premises for the real estate tax year in which the Lease Term commences are increased solely as a result of any alterations, additions or improvements made by Tenant or by Landlord at the request of Tenant, Tenant shall pay to Landlord upon demand the amount of the increase and continue to pay the increase during the Lease Term. Landlord shall use reasonable efforts to obtain from the tax assessor or assessors a written statement of the total amount of the increase and provide same to tenant.

4.03. JOINT ASSESSMENT. If the real estate taxes are assessed against the Demised Premises jointly with other property not constituting a part of the Demised Premises, the real estate taxes applicable to the Demised Premises shall be equal to the amount bearing the same proportion to the aggregate assessment that the total square feet of building area in the Demised Premises bears to the total square feet of building area included in the joint assessment.

4.04. PERSONAL PROPERTY TAXES. Tenant shall pay all taxes assessed against trade fixtures, furnishings, equipment, inventory, products, or any other personal property belonging to Tenant. Tenant shall use reasonable effort to have Tenant's property taxed separately from the Demised Premises. If any of Tenant's property is taxed with the Demised Premises, Tenant shall pay the taxes for its property to Landlord within fifteen (15) days after Tenant receives a written statement from Landlord for the property taxes.

ARTICLE FIVE: INSURANCE AND INDEMNITY

5.01. CASUALTY INSURANCE. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Demised Premises in an amount or percentage of replacement value as Landlord deems reasonable in relation to the age, location, type of construction and physical condition of the Demised Premises and the availability of insurance at reasonable rates. The policies shall provide protection against all perils included within the classification of fire and extended coverage and any other perils which Landlord deems necessary. Landlord may, at Landlord's option and cost and expense, obtain insurance coverage for Tenant's fixtures, equipment or building improvements installed by Tenant in or on the Demised Premises. Tenant shall, at Tenant's expense, maintain insurance on its fixtures, equipment and building improvements as Tenant deems necessary to protect Tenant's interest. Tenant shall not do or permit to be done anything which invalidates any insurance policies. Any casualty insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying the insurance and under its sole control.

5.02. INCREASE IN PREMIUMS. Tenant shall not permit any operation or activity to be conducted, or storage or use of any volatile or any other materials, on or about the Demised Premises that would cause suspension or cancellation of any fire and extended coverage insurance policy carried by Landlord, or increase the premiums therefor, without the prior written consent of Landlord. If Tenant's use and occupancy of the Demised Premises causes an increase in the premiums for any


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fire and extended coverage insurance policy carried by Landlord, Tenant shall pay to Landlord, as additional rental, the amount of the increase within ten days after demand and presentation by Landlord of written evidence of the increase.

5.03. LIABILITY INSURANCE. During the Lease Term, Tenant shall maintain a commercial general liability policy of insurance, at Tenant's expense, insuring
Landlord against liability arising out of the ownership, use, occupancy, or maintenance of the Demised Premises. The initial amounts of the insurance must be at least: $1,000,000 for Each Occurrence, $2,000,000 General Aggregate per policy year, $100,000 Property Damage for the Demised Premises, and $10,000
Medical Expense; plus a $5,000,000 commercial general liability umbrella; and shall be subject to periodic increases based upon economic factors as Landlord may determine, in Landlord's reasonable discretion, exercised in good faith.
However, the amounts of the insurance shall not limit Tenant's liability nor relieve Tenant of any obligation under this Lease. The policies must contain cross-liability endorsements, if applicable, and must insure Tenant's performance of the indemnity provisions of Section 5.04. The policies must contain a provision which prohibits cancellation or modification of the policy except upon thirty (30) days' prior written notice to Landlord. Tenant may discharge Tenant's obligations under this Section by naming Landlord as an additional insured under a comprehensive policy of commercial general liability insurance maintained by Tenant and containing the coverage and provisions described in this Section. Tenant shall deliver a copy of the policy or certificate (or a renewal) to Landlord prior to the Commencement Date and prior to the expiration of the policy during the Lease Team. If Tenant fails to maintain the policy, Landlord may elect to maintain the insurance at Tenant's expense. Tenant may, at Tenant's expense, maintain other liability insurance as Tenant deems necessary.

5.04. INDEMNITY. Landlord shall not be liable to Tenant or to Tenant's employees, agents, invitees or visitors, or to any other person, for any injury to persons or damage to property on or about the Demised Premises or any adjacent area owned by Landlord caused by the negligence or misconduct of Tenant, Tenant's employees, subtenants, agents, licensees or concessionaires or any other person entering the Demised Premises under express or implied invitation of Tenant, or arising out of the use of the Demised Premises by Tenant and the conduct of Tenant's business, or arising out of any breach or default by Tenant in the performance of Tenant's obligations under this Lease;
and Tenant hereby agrees to indemnify and hold Landlord harmless from any loss, expense or claims arising out of such damage or injury. Tenant shall not be liable for any injury or damage caused by the negligence or misconduct of Landlord, or Landlord's employees or agents, and Landlord agrees to indemnify and hold Tenant harmless from any loss, expense or damage arising out of such damage or injury.

5.05. COMPARATIVE NEGLIGENCE. Tenant and Landlord hereby unconditionally and irrevocably agree to indemnify, defend and hold each other and their officers, agents, directors, subsidiaries, partners, employees, licensees and counsel harmless, to the extent of each party's comparative negligence, if any, from and against any and all loss, liability, demand, damage, judgment, suit, claim, deficiency, interest, fee, charge, cost or expense (including, without limitation, interest, court costs and penalties, reasonable attorney's fees and disbursements and amounts paid in settlement, or liabilities resulting from any change in federal, state or local law or regulation or interpretation of this Lease) of whatever nature, on a comparative negligence basis, even when caused in part by Landlord's or Tenant's negligence or the joint or concurring negligence of Landlord, Tenant, and any other person or entity, which may result or to which Landlord or Tenant and/or any of their officers, agents, directors, employees, subsidiaries, partners, licensees and counsel may sustain, suffer, incur or become subject to in connection with or arising in any way whatsoever out of the leasing, operation, promotion, management, maintenance, repair, use or occupation of the Demised Premises, or any other activity of whatever nature in connection therewith, or arising out of or by reason of any investigation, litigation or other proceedings brought or threatened, arising out of or based upon the leasing, operation, promotion, management, maintenance, repair, use or occupancy of the Demised Premises, or any other activity on the Demised
Premises. This provision shall survive the expiration or termination of this Lease.

5.06. WAIVER OF SUBROGATION. Each party to this Lease waives any and every claim which arises or may arise in its favor against the other party during the term of this Lease or any renewal or extension of this Lease for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Demised Premises, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under such insurance policies. These mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties. Inasmuch as these mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation or otherwise to an insurance company (or any other person), each party hereby agrees to give immediately to each insurance company (which has issued to such party policies of fire and extended coverage insurance) written notice of the terms of such mutual waivers, and to cause such policies to be properly endorsed to prevent the invalidation of the insurance coverage by reason of these waivers.


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ARTICLE SIX: USE OF DEMISED PREMISES

6.01. PERMITTED USE. SEE Addendum H, SECTION B. Tenant may use the Demised
Premises only for the Permitted Use stated in Section 1.09. The parties to this Lease acknowledge that the current use of the Demised Premises or the improvements located on the Demised Premises, or both, may or may not conform to the city zoning ordinance with respect to the permitted use, height, setback requirements, minimum parking requirements, coverage ratio of improvements to total area of land, and other matters which may have a significant economic impact upon the Tenant's intended use of the Demised Premises. Tenant acknowledges that Tenant has or will independently investigate and verify to Tenant's satisfaction the extent of any limitations or non-conforming uses of the Demised Premises. Tenant further acknowledges that Tenant is not relying upon any warranties or representations of Landlord or the Brokers who are participating in the negotiation of this Lease concerning the Permitted Use of the Demised Property or with respect to any uses of the improvements located on the Demised Premises.

6.02. COMPLIANCE WITH LAW. SEE Addendum H, SECTION C. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Demised Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances and other activities in or upon, or connected with the Demised Premises, all at Tenant's sole expense, including any expense or cost resulting from the construction or installation of fixtures and improvements or other accommodations for handicapped or disabled persons required for compliance with governmental laws and regulations, including but not limited to the Texas Architectural Barriers
Act (Article 9102 and any successor statute) and the Americans with Disabilities
Act (the "ADA"). To the extent any alterations to the Demised Premises are required by the ADA or other applicable laws or regulations, Tenant shall bear the expense of the alterations. To the extent any alterations to areas of the Property outside the Demised Premises are required by Title III of the ADA or other applicable laws or regulations (for "path of travel" requirements or otherwise), Landlord shall bear the expense of the alterations.

6.03. CERTIFICATE OF OCCUPANCY. If required, Tenant shall obtain a Certificate of Occupancy from the municipality in which the Property is located prior to occupancy of the Demised Premises. Tenant may apply for a Certificate of Occupancy prior to the Commencement Date and, if Tenant is unable to obtain a Certificate of Occupancy, Tenant shall have the right to terminate this Lease by written notice to Landlord if Landlord or Tenant is unwilling or unable to cure the defects which prevented the issuance of the Certificate of Occupancy.
Landlord may, but has no obligation to, cure any such defects, including any repairs, installations, or replacements of any items which are not presently existing on the Demised Premises, or which have not been expressly agreed upon by Landlord in writing.

6.04. SIGNS. Without the prior written consent of Landlord (which consent shall not be unreasonably withheld), Tenant may not place any signs, ornaments or other objects upon the Demised Premises or on the Property, including but not limited to the roof or exterior of the building or other improvements on the Property, or paint or otherwise decorate or deface the exterior of the building.
Any signs installed by Tenant must conform with applicable laws, deed restrictions on the Property, and other applicable requirements. Tenant must remove all signs, decorations and ornaments at the expiration or termination of this Lease and must repair any damage and close any holes caused by the removal.

6.05. UTILITY SERVICES. Tenant shall pay the cost of all utility services, including but not limited to initial connection charges, all charges for gas, water, sewerage, storm water disposal, communications and electricity used on the Demised Premises, and for replacing all electric lights, lamps and tubes.

6.06. LANDLORD'S ACCESS. Landlord and Landlord's agents shall have the right to, during normal business hours and upon reasonable advance notice, and without unreasonably interfering with Tenant's business, enter the Demised Premises: (a) to inspect the general condition and state of repair of the Demised Premises,
(b) to make repairs required or permitted under this Lease, (c) to show the Demised Premises or the property to any prospective tenant or purchaser, and (d) for any other reasonable purpose. If Tenant changes the locks on the Demised
Premises, Tenant must provide Landlord with a copy of each separate key. During the final one hundred fifty (150) days of the Lease Term, Landlord and Landlord's agents may erect and maintain on or about the Demised Premises signs advertising the Demised Premises for lease or for sale.

6.07. POSSESSION. If Tenant pays the rent, properly maintains the Demised
Premises, and complies with all other terms of this Lease, Tenant may occupy and enjoy the Demised Premises for the full Lease Term, subject to the provisions of this Lease.


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6.08. EXEMPTIONS FROM LIABILITY. Landlord shall not be liable for any damage or injury to the persons, business (or any loss of income), goods, inventory, furnishings, fixtures, equipment, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Demised Premises, whether the damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or wind; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising on or about the Demised Premises or upon other portions of any building of which the Demised Premises is a part, or from other sources or places; or (d) any act or omission of any other tenant of any building on the Property. Landlord shall not be liable for any damage or injury even though the cause of or the means of repairing the damage or injury are not accessible to Tenant. The provisions of this Section 6.08 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

ARTICLE SEVEN: PROPERTY CONDITION, MAINTENANCE, REPAIRS AND ALTERATIONS

7.01. PROPERTY CONDITION. Except as disclosed in writing by Landlord to Tenant contemporaneously with the execution of this Lease, to the best of Landlord's actual knowledge the Demised Premises has no known latent structural defects, construction defects of a material nature, and to the best of Landlord's actual knowledge none of the improvements has been constructed with materials known to be a potential health hazard to occupants of the Demised Premises. Tenant acknowledges that neither the Principal Broker nor any Cooperating Broker has made any warranty or representation to Tenant with respect to the condition of the Demised Promises, and that Tenant is relying exclusively upon Tenant's own investigations and the representations of Landlord, if any, with respect to the condition of the Demised Premises. Landlord and Tenant agree to hold the Brokers harmless of and from any and all damages, claims, costs and expenses of every kind and character resulting from or related to Landlord's furnishing to the Brokers any false, incorrect or inaccurate information with respect to the Demised Premises, or Landlord's concealing any material information with respect to the condition of the Demised Premises. Other than as expressly set forth in this Lease, Landlord represents that on the Commencement Date (and for a period of thirty (30) days thereafter) the building fixtures and equipment, plumbing and plumbing fixtures, electrical and lighting system, any fire protection sprinkler system, ventilating equipment, heating system, air conditioning equipment, roof, skylights, doors, overhead doors, windows, dock levelers, elevators, and the interior of the Demised Premises in general are in good operating condition. Tenant shall have a period of thirty (30) days following the Commencement Date in which to inspect the Demised Premises and to notify
Landlord in writing of any defects and maintenance, repairs or replacements required to the above named equipment, fixtures, systems and interior. Within a reasonable period of time after the timely receipt of any such written notice from Tenant, Landlord shall, at Landlord's expense, correct the defects and perform the maintenance, repairs and replacements.

7.02. ACCEPTANCE OF DEMISED PREMISES. Subject to the provisions in Section 7.01,
Tenant acknowledges that: (a) a full and complete inspection of the Demised
Premises and adjacent common areas has been made and Landlord has fully and adequately disclosed the existence of any defects which would interfere with Tenant's use of the Demised Premises for their intended commercial purpose, and
(b) as a result of such inspection and disclosure, Tenant has taken possession of the Demised Premises and accepts the Demised Premises in its "As Is" condition.

7.03. MAINTENANCE AND REPAIR. Except as otherwise provided in this Lease,
Landlord shall be under no obligation to perform any repair, maintenance or management service in the Demised Premises or adjacent common areas. Tenant shall be fully responsible, at its expense, for all repair, maintenance and management services other than those which are expressly assumed by Landlord.

      A.    LANDLORD'S OBLIGATION.

            (1) Subject to the provisions of Article Eight (Damage or Destruction) and Article Nine (Condemnation) and except for damage caused by any act or omission of Tenant, Landlord shall keep the roof, skylights, foundation, structural components and the structural portions of exterior walls of the Demised Promises in good order, condition and repair. Landlord shall not be obligated to maintain or repair windows, doors, overhead doors, plate glass or the surfaces of walls. In addition, Landlord shall not be obligated to make any repairs under this Section until a reasonable time after receipt of written notice from Tenant of the need for repairs. If any repairs are required to be made by Landlord, Tenant shall, at Tenant's sole cost and expense, promptly remove Tenant's furnishings, fixtures, inventory, equipment and other property, to the extent required to enable Landlord to make repairs. Landlord's liability under this Section shall be limited to the cost of those repairs or corrections.
Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Demised Premises at Landlord's expense or to terminate the Lease because of the condition.


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            (2)   All repair, maintenance, management and other services to be performed by Landlord or Landlord's agents involve the exercise of professional judgment by service providers, and Tenant expressly waives any claims for breach of warranty arising from the performance of those services, except as due to the negligence or willful misconduct of any such party(ies).

      B.    TENANT'S OBLIGATION.

            (1)   Subject to the provisions of Section 7.01, Section 7.03.A,
Article Eight (Damage or Destruction) and Article Nine (Condemnation), Tenant shall, at all times, keep all other portions of the Demised Premises in good order, condition and repair, ordinary wear and tear excepted, including but not limited to maintenance, repairs and all necessary replacements of the windows, plate glass, doors, overhead doors, heating system, ventilating equipment, air conditioning equipment, electrical and lighting systems, fire protection sprinkler system, dock levelers, elevators, interior and exterior plumbing, the interior of the Demised Premises in general, pest control and extermination, down spouts, gutters, paving, railroad siding, care of landscaping and regular mowing of grass, and including the exterior of the Demised Premises. In addition, Tenant shall, at Tenant's expense, repair any damage to any portion of the Property, including the roof, skylights, foundation, or structural components and exterior walls of the Demised Premises, caused by Tenant's negligence or willful misconduct. If Tenant fails to maintain and repair the Property as required by this Section, Landlord may, on ten (10) days' prior written notice, enter the Demised Premises and perform the maintenance or repair on behalf of Tenant, except that no notice is required in case of emergency, and Tenant shall reimburse Landlord immediately upon demand for all actual and reasonable costs incurred in performing the maintenance or repair, plus a reasonable service charge.

            (2) HVAC SERVICE. Tenant shall, at Tenant's own cost and expense, perform a regularly scheduled preventative maintenance and service contract for all refrigeration, heating, ventilating, and air conditioning systems and equipment within the Demised Premises during the Lease Term. If Tenant fails to enter into such a service contract acceptable to Landlord, Landlord may do so on Tenant's behalf and Tenant agrees to pay Landlord the cost and expense thereof, plus a reasonable service charge, regularly upon demand.

7.04. ALTERATIONS, ADDITIONS AND IMPROVEMENTS. Tenant shall not create any openings in the roof or exterior walls, or make any alterations, additions or improvements to the Demised Premises without the prior written consent of Landlord. Consent for non-structural alterations, additions or improvements shall not be unreasonably withheld by Landlord. Tenant may erect or install trade fixtures, shelves, bins, machinery, heating, ventilating and air conditioning equipment and, provided that Tenant complies with all applicable governmental laws, ordinances, codes, and regulations. At the expiration or termination of this Lease, Tenant shall, subject to the restrictions of Section
7.05 below, have the right to remove items installed by Tenant, provided Tenant is not in default at the time of the removal and provided further that Tenant shall, at the time of removal of the items, repair in a good and workmanlike manner any damage caused by the installation or removal. Tenant shall pay for all costs incurred or arising out of alterations, additions or improvements in or to the Demised Premises and shall not permit any mechanic's or materialman's lien to be filed against the Demised Premises or the Property. Upon request by Landlord, Tenant shall deliver to Landlord proof of payment reasonably satisfactory to Landlord of all costs incurred or arising out of any alterations, additions or improvements.

7.05. CONDITION UPON TERMINATION. Upon the expiration or termination of this Lease, Tenant shall surrender the Demised Premises to Landlord broom clean and in the same condition as received, except for ordinary wear and tear which Tenant is not otherwise obligated to remedy under any provision of this Lease.
Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Property Condition) or Article Eight (Damage or
Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration or termination of this Lease and to restore the Demised Premises to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or termination of this Lease. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: (i) electrical wiring or power panels; (ii) lighting or lighting fixtures; (iii) wall coverings, drapes, blinds or other window coverings; (iv) carpets or other floor coverings; (v) heating, ventilating, or air conditioning equipment; (vi) fencing or security gates; or (vii) any other fixtures, equipment or items which, if removed, would affect the operation or the appearance of the Property.

ARTICLE EIGHT: DAMAGE OR DESTRUCTION

8.01. NOTICE. If any buildings or other improvements situated on the Property are damaged or destroyed by fire, flood, windstorm, tornado or other casualty, Tenant shall promptly give written notice of the damage or destruction to Landlord.


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8.02. PARTIAL DAMAGE. If the building or other improvements situated on the
Demised Premises are damaged by fire, tornado, or other casualty but not to such an extent that rebuilding or repairs cannot reasonably be completed within one hundred twenty (120) days from the date Landlord receives written notification by Tenant of the occurrence of the damage, this Lease shall not terminate, but Landlord shall proceed with reasonable diligence to rebuild or repair the building and other improvements on the Demised Premises (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Demised Premises) to substantially the condition in which they existed prior to the damage. If the casualty occurs during the final eighteen (18) months of the Lease Term, Landlord shall not be required to rebuild or repair the damage unless Tenant exercises Tenant's renewal option (if any) within fifteen (15) days after the date of receipt by Landlord of the notification of the occurrence of the damage. If Tenant does not exercise its renewal option, or if there is no renewal option contained in this Lease, Landlord may, at Landlord's option, terminate this Lease by promptly delivering a written termination notice to Tenant, in which event the Rent shall be abated for the unexpired portion of the Lease Term, effective from the date of receipt by Landlord of the written notification of the damage. To the extent the Demised Premises cannot be occupied (in whole or in part) following the casualty, the Rent payable under this Lease during the period in which the Demised Premises cannot be fully occupied shall be adjusted equitably.

8.03. SUBSTANTIAL OR TOTAL DESTRUCTION. If the building or other improvements situated on the Demised Premises are substantially or totally destroyed by fire, tornado, or other casualty, or so damaged that rebuilding or repairs cannot reasonably be completed within one hundred twenty (120) days from the date
Landlord receives written notification by Tenant of the occurrence of the damage, either Landlord or Tenant may terminate this Lease by promptly delivering a written termination notice to the other party, in which event the monthly installments of Rent shall be abated for the unexpired portion of the Lease Term, effective from the date of the damage or destruction. If neither party promptly terminates this Lease, Landlord shall proceed with reasonable diligence to rebuild and repair the building and other improvements (except that Tenant shall rebuild and repair Tenants fixtures and improvements in the Demised
Premises). To the extent the Demised Premises cannot be occupied (in whole or in part) following the casualty, the Rent payable under this Lease during the period in which the Demised Premises cannot be fully occupied shall be adjusted equitably.

ARTICLE NINE: CONDEMNATION

If, during the Lease Term or any extension thereof, all or a substantial part of the Demised Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or are conveyed to the condemning authority under threat of condemnation, this Lease shall terminate and the monthly installments of Rent shall be abated during the unexpired portion of the Lease Term, effective from the date of the taking. If less than a substantial part of the Demised Premises is taken for public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or is conveyed to the condemning authority under threat of condemnation, Landlord, at its option, may by written notice terminate this Lease. If Landlord does not terminate this Lease, Landlord shall promptly, at Landlord's expense, restore and reconstruct the buildings and improvements
(other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Demised Premises) situated on the Demised Premises in order to make the same reasonably tenantable and suitable for the use for which the Demised premises is leased as defined in Section 6.01. The monthly installments of Rent payable under this Lease during the unexpired portion of the Lease Term shall be adjusted equitably. Landlord and Tenant shall each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceeding. The termination of this Lease shall not affect the rights of the parties to such awards.

ARTICLE TEN: ASSIGNMENT AND SUBLETTING SEE ADDENDUM H, SECTION D

Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld), assign this Lease or sublet the Demised
Premises or any portion thereof. Any assignment or subletting shall be expressly subject to all terms and provisions of this Lease, including the provisions of
Section 6.01 pertaining to the use of the Demised Promises. In the event of any assignment or subletting, Tenant shall remain fully liable for the full performance of all Tenant's obligations under this Lease. Tenant shall not assign its rights under this Lease or sublet the Demised Premises without first obtaining a written agreement from the assignee or sublessee whereby the assignee or sublessee agrees to assume the obligations of Tenant under this Lease and to be bound by the terms of this Lease. If an event of default occurs while the Demised Premises is assigned or sublet, Landlord may, at Landlord's option, in addition to any other remedies provided in this Lease or by law, collect directly from the assignee or subtenant all rents becoming due under the terms of the assignment or subletting and apply the rent against any sums due to Landlord under this Lease. No direct collection by Landlord from any assignee or subtenent will release Tenant from Tenant s obligations under this Lease.


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
ARTICLE ELEVEN: DEFAULT AND REMEDIES

11.01. DEFAULT. Each of the following events is an event of default under this
Lease:

      A. Failure of Tenant to pay any installment of the Rent or other sum payable to Landlord under this Lease on the date that it is due and the continuance of that failure for a period of five (5) days after Landlord delivers written notice of the failure to Tenant. This clause shall not be construed to permit or allow a delay as paying Rent beyond the due date and shall not affect Landlord's right to impose a Late Charge as permitted in
Section 3.03.

      B. Failure of Tenant to comply with any term, condition or covenant of this Lease, other than the payment of Rent or other sum of money, and the continuance of that failure for a period of thirty (30) days after Landlord delivers written notice of the failure to Tenant;

      C. Failure of Tenant or any guarantor of Tenant's obligations under this Lease to pay its debts as they become due or an admission in writing of inability to pay its debts, or the making of a general assignment for the benefit of creditors;

      D. The commencement by Tenant or any guarantor of Tenant's obligations under this Lease of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

      E. The commencement of any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations under this Lease seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and Tenant or any guarantor: (i) fails to obtain a dismissal of such case, proceeding, or other action within sixty (60) days of its commencement; or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter; or (iii) is the subject of an order of relief which is not fully stayed within seven (7) business days after the entry thereof; and

      F. Vacancy or abandonment by Tenant of any substantial portion of the Demised Premises or cessation of the use of the Demised Premises for the purpose leased.

11.02. REMEDIES. Upon the occurrence of any of the events of default listed in
Section 11.01, Landlord shall have the option to pursue any one or more of the following remedies without any prior notice or demand.

      A. Terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord. If Tenant fails to so surrender the Demised Premises, Landlord may, without prejudice to any other remedy which it may have for possession of the Demised Premises or Rent in arrears, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages. Tenant shall pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of the termination, whether through inability to re-let the Demised Premises on satisfactory terms or otherwise.

      B. Enter upon and take possession of the Demised Premises, by force if necessary, without terminating this Lease and without being liable for prosecution or for any claim for damages, and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof.
Landlord may re-let the Demised Premises and receive the rent therefor. Tenant agrees to pay to Landlord monthly or on demand from time to time any deficiency that may arise by reason of any such re-letting. In determining the amount of the deficiency, the professional service fees, attorneys' fees, court costs, remodeling expenses and other costs of re-letting shall be subtracted from the amount of rent received under the re-letting.

      C. Enter upon the Demised Premises, by force if necessary, without terminating this Lease and without being liable for prosecution or for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to pay Landlord on demand for expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, together with interest thereon at the rate of twelve percent (12%) per annum from the


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
date expended until paid. Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise.

      D. Accelerate and declare the Rent for the entire Lease Term, and all other amounts due under this Lease, at once due and payable, and proceed by attachment, suit or otherwise, to collect all amounts in the same manner as if all such amounts due or to become due during the entire Lease Term were payable in advance by the terms of this Lease, and neither the enforcement or collection by Landlord of such amounts nor the payment by Tenant of such amounts shall constitute a waiver by Landlord of any breach, existing or in the future, of any of the terms or provisions of this Lease by Tenant or a waiver of any rights or remedies which the Landlord may have with respect to any such breach.

      E. In addition to the foregoing remedies, Landlord shall have the right to change or modify the locks on the Demised Premises in the event Tenant fails to pay the monthly installment of Rent when due. Landlord shall not be obligated to provide another key to Tenant or allow Tenant to regain entry to the Demises
Premises unless and until Tenant pays Landlord all Rent which is delinquent.
Tenant agrees that Landlord shall not be liable for any damages resulting to the Tenant from the lockout. At such time that Landlord changes or modifies the lock, Landlord shall post a "Notice of Change of Locks" on the front of the Demised Premises. Such Notice shall state that:

            (1) Tenant's monthly installment of Rent is delinquent, and therefore, under authority of Section 11.02.E of Tenant's Lease, the Landlord has exercised its contractual right to change or modify Tenant's door locks;

            (2) The Notice has been posted on the Tenant's front door by a representative of Landlord and Tenant should make arrangements with the representative to pay the delinquent installments of Rent when Tenant picks up the key; and

            (3) The failure of Tenant to comply with the provisions of the Lease and the Notice and/or tampering with or changing the door lock(s) by Tenant may subject Tenant to legal liability.

      F. No re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election to terminate this Lease, unless a written notice of that intention is given to Tenant. Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies provided by law, nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any monthly installment of Rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease. Failure of Landlord to declare any default immediately upon its occurrence, or failure to enforce one or more of Landlord's remedies, or forbearance by Landlord to enforce one or more of Landlord's remedies upon an event of default shall not be deemed or construed to constitute a waiver of default or waiver of any violation or breach of the terms of this Lease. Pursuit of any one of the above remedies shall not preclude pursuit by Landlord of any of the other remedies provided in this Lease. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any re-letting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Landlord following possession. If Landlord terminates this Lease at any time for any default, in addition to other Landlord's remedies, Landlord may recover from Tenant all damages Landlord may incur by reason of the default, including the cost of recovering the Demised Premises and the Rent then remaining unpaid.

11.03. NOTICE OF DEFAULT. Tenant shall give written notice of any failure by Landlord to perform any of Landlord's obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Demised Premises whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless
Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure the nonperformance within thirty (30) days after receipt of Tenant's notice.
However, if the nonperformance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if the cure is commenced within the 30-day period and is thereafter diligently pursued to completion.

11.04. LIMITATION OF LANDLORD'S LIABILITY. As used in this Lease, the term
"Landlord" means only the current owner or owners of the fee title to the Demised Premises or the leasehold estate under a ground lease of the Demised
Premises at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease accruing on or after the date of transfer, and Tenant agrees to recognize the transferee as Landlord under this Lease. However, each Landlord shall deliver to its transferee the Security Deposit held by Landlord if such Security
Deposit has not then been applied under the terms of this Lease.


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ARTICLE TWELVE: LANDLORD'S CONTRACTUAL LIEN

In addition to the statutory Landlord's lien, Tenant hereby grants to Landlord a security interest to secure payment of all Rent and other sums of money becoming due under this Lease from Tenant, upon all inventory, goods, wares, equipment, fixtures, furniture and all other personal property of Tenant situated in or upon the Demised Premises, together with the proceeds from the sale or lease thereof. Tenant may not remove such property without the consent of Landlord until all Rent in arrears and other sums of money then due to Landlord under this Lease have first been paid and discharged. Upon the occurrence of an event of default, Landlord may, in addition to any other remedies provided in this Lease or by law, enter upon the Demised Premises and take possession of any and all goods, wares, equipment, fixtures, furniture and other personal property of Tenant situated on the Demised Premises without liability for trespass or conversion, and sell the property at public or private sale, with or without having the property at the sale, after giving Tenant reasonable notice of the time and place of any such sale. Unless otherwise required by law, notice to Tenant of the sale shall be deemed sufficient if given in the manner prescribed in this Lease at least ten (10) days before the time of the sale. Any public sale made under this Article shall be deemed to have been conducted in a commercially reasonable manner if held on the Demised Premises or where the property is located, after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county where the Demised Premises is located for five
(5) consecutive days before the date of the sale. Landlord or its assigns may purchase at a public sale and, unless prohibited by law, at a private sale. The proceeds from any disposition dealt with in this Article, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted herein. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall promptly pay any deficiencies. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a Financing Statement in a form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Business and Commerce
Code in force in the State of Texas. The statutory lien for rent is expressly reserved; the security interest herein granted is in addition and supplementary thereto. Provided Tenant is not in default under any of the terms of this Lease, upon written request by Tenant Landlord shall deliver a written subordination of Landlord's statutory and contractual liens to any liens and security interests securing any institutional third party financing of Tenant. Landlord shall not unreasonably withhold or delay the delivery of Landlord's written subordination.

ARTICLE THIRTEEN: PROTECTION OF LENDERS

13.01. SUBORDINATION AND ATTORNMENT. Landlord shall have the right to subordinate this Lease to any future ground Lease, deed of trust or mortgage encumbering the Demised Premises, and advances made on the security thereof and any renewals, modifications. consolidations, replacements or extensions thereof, whenever made or recorded. Landlord's right to obtain such a subordination is subject to Landlord's providing Tenant with a written Subordination, Non-disturbance and Attornment Agreement from the ground lessor, beneficiary or mortgagee wherein Tenant's right to peaceable possession of the Demised Premises during the Lease Term shall not be disturbed if Tenant pays the Rent and performs all of Tenant's obligations under this Lease and is not otherwise in default, in which case Tenant shall attorn to the transferee of or successor to Landlord's interest in the Demised Premises and recognize the transferee or successor as Landlord under this Lease. If any ground lessor, beneficiary or mortgagee elects to have this Lease superior to the lien of its ground lease, deed of trust or mortgage and gives Tenant written notice thereof, this Lease shall be deemed superior to the ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of the ground lease, deed of trust or mortgage or the date of recording thereof. Tenant's rights under this Lease, unless specifically modified at the time this Lease is executed, are subordinated to any existing ground lease, deed of trust or mortgage encumbering the Demised Premises.

13.02. Tenant shall sign and deliver any instruments or documents necessary or appropriate to evidence any attornment or subordination or any agreement to attorn or subordinate.

13.03. ESTOPPEL CERTIFICATES.

      A. Upon Landlord's written request, Tenant shall execute and deliver to Landlord a written statement certifying: (1) whether Tenant is an assignee or subtenant; (2) the expiration date of the Lease; (3) the number of renewal options under the lease and the total period of time covered by the renewal option(s); (4) that none of the terms or provisions of the Lease have been changed since the original execution of the Lease, except as shown on attached amendments or modifications; (5) that no default by Landlord exists under the terms of the Lease (or if Landlord is claimed to be in default, stating why);
(6) that the Tenant has no claim against the landlord under the Lease and has no defense or right of offset against collection of rent or other charges accruing under the Lease; (7) the amount and date of the last


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payment of Rent; (8) the amount of any security deposits and other deposits, if any; and (9) the identity and address of any guarantor of the lease. Tenant shall deliver the statement to Landlord within ten (10) business days after Landlord's request. Landlord may forward any such statement to any prospective purchaser or lender of the Demised Premises. The purchaser or lender may rely conclusively upon the statement as true and correct.

      B. If Tenant does not deliver the written statement to Landlord within the ten (10) business day period, Landlord, and any prospective purchaser or lender, may conclusively presume and rely upon the following facts: (1) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (2) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (3) that not more than one monthly installment of Base Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (5) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.

13.04. TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by the lender to facilitate the financing or refinancing of the Demised Promises.
Tenant represents and warrants to Landlord that each financial statement is a true, complete, and accurate statement as of the date of the statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE FOURTEEN: ENVIRONMENTAL REPRESENTATIONS AND INDEMNITY

14.01. TENANT'S COMPLIANCE WITH ENVIRONMENTAL LAWS. Tenant, at Tenant's expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of Federal, State, county and municipal authorities pertaining to Tenant's use of the Property and with the recorded covenants, conditions and restrictions, regardless of when they become effective, including, without limitation, all applicable Federal, State and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as defined in Section 14.05), waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and with any direction of any public officer or officers, pursuant to law, which impose any duty upon Landlord or Tenant with respect to the use or occupancy of the Property.

14.02. TENANT'S INDEMNIFICATION. SEE ADDENDUM H, SECTION B. Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Property by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord subject to ADDENDUM H, SECTION B attached hereto. If Tenant breaches the obligations stated in the preceding
Section or sentence, or if the presence of Hazardous Materials on the Property caused or permitted by Tenant results in contamination of the Property or any other property, or if contamination of the Property or any other property by Hazardous Materials otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Property, damages for the loss or restriction on use of rentable or unusable space or of any amenity or appurtenance of the Property, damages arising from any adverse impact on marketing of building space or land area, sums paid in settlement of claims, reasonable attorneys' fees, court costs, consultant fees and expert fees) which arise during or after the Lease Term as a result of the contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial work, removal or restoration work required by any Federal, State or local government agency because of Hazardous Materials present in the soil or ground water on or under the Property. Without limiting the foregoing, if the presence of any Hazardous
Materials on the Property (or any other property) caused or permitted by Tenant results in any contamination of the Property, Tenant shall promptly take all actions at Tenant's sole expense as are necessary to return the Property to the condition existing prior to the introduction of any such Hazardous Materials, provided that Landlord's approval of such actions is first obtained. The foregoing indemnity shall survive the expiration or termination of this Lease.

14.03. LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants, to the best of Landlord's actual knowledge, that: (i) any handling, transportation, storage, treatment or usage of Hazardous Materials that has occurred on the Property to date has been in compliance with all applicable
Federal, State, and local laws, regulations and ordinances; and (ii) no leak, spill, release, discharge, emission or disposal of Hazardous Materials has occurred on the Property to date and that the soil or groundwater on or under the Property is free of Hazardous Materials as of the Commencement Date, unless expressly disclosed by Landlord to Tenant in writing.


(C) Copyright 1996 NTCAR form 02 (1/96)                                  Page 13

14.04. LANDLORD'S INDEMNIFICATION. Landlord hereby indemnifies, demands and holds Tenant harmless from any claims, judgments, damages, penalties, fines, costs, liabilities, (including sums paid in settlements of claims) or loss, including, without limitation, attorneys' fees, court costs, consultant fees, and expert fees, Which arise during or after the term of this Lease from or in connection with the presence or suspected presence of Hazardous Materials in the soil of groundwater on or under the Property, unless the Hazardous Material is released by Tenant or is present solely as a result of the negligence or willful conduct of Tenant. Without limiting the generality of the foregoing, the indemnification provided by this Section 14.04 shall specifically cover costs incurred in connection with any investigation of site conditions or any clean-up, remedial work, removal or restoration work required by any Federal, State or local governmental authority.

14.05. DEFINITION. For purposes of this Lease, the term "Hazardous Materials" means any one or more pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, solvent or oil as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Clean Water Act, as amended, or any other Federal, State or local environmental law, regulation, ordinance, or rule, whether existing as of the date of this Lease or subsequently enacted.

14.06. SURVIVAL. The representations and indemnities contained in this Article 14 shall survive the expiration or termination of this Lease.

ARTICLE FIFTEEN: PROFESSIONAL SERVICE FEES

15.01. AMOUNT AND MANNER OF PAYMENT. Professional service fees due to the Principal Broker shall be calculated and paid as follows:

      A. Landlord agrees to pay to the Principal Broker a monthly professional service fee (the "Fee") for negotiating this Lease, plus any applicable sales taxes, equal to the percentage stated in Section 1.13.A of each monthly Rent payment at the time the payment is due.

      B. Landlord agrees to pay to the Principal Broker a lump sum professional service fee (the "Fee") for negotiating this Lease, plus any applicable sales taxes, equal to the percentage stated in Section 1.13.A of the total Rent to become due to Landlord during the Lease Term.

15.02. OTHER BROKERS. Both Landlord and Tenant represent and warrant to the other party that they have had no dealings with any person, firm or agent in the negotiation of this Lease other than the Broker(s) named in this Lease, and no other broker, agent, person, firm or entity other than the Broker(s) is entitled to any commission or fee in connection with this Lease.

15.03. PAYMENTS ON RENEWAL, EXPANSION, EXTENSION OR NEW LEASE. If during the Lease Term (as may be renewed or extended) or within ten (10) years from the Commencement Date, whichever is the greater period of time, Tenant, Tenant's successors or assigns: (a) exercises any right or option to renew or extend the Lease Term (whether contained in this Lease or in any amendment, supplement or other agreement pertaining to this Lease) or enters into a new lease or rental agreement with Landlord covering the Demised Premises; or (b) enters into any lease, extension, renewal, expansion or ether rental agreement with Landlord demising to Tenant any premises located on or constituting all or part of any tract or parcel of real property adjoining, adjacent to or contiguous to the Demised Premises and owned by Landlord on the Commencement Date, Landlord shall pay to the Principal Broker an additional Fee covering the full period of the renewal, extension, lease, expansion or other rental agreement which shall be due on the date of exercise of a renewal option, or the date of execution in the case of an extension, new lease, expansion or other agreement. The additional Fee shall be computed under Section 15.0l.A or 15.01.B above (whichever has been made applicable under Section 1.13), as if a new lease had been made for such period of time.

15.04. PAYMENTS ON SALE. If Tenant, Tenant's successors or assigns, purchases the Demised Premises at any time, pursuant to a purchase option contained in this Lease (or any lease, extension, renewal, expansion or other rental agreement) or, in the absence of any purchase option or exercise thereof, purchases the Demised Premises within ten (10) years from the Commencement Date, Landlord shall pay to the Principal Broker a Professional Service Fee in cash equal to the percentage stated in Section 1.13.B of the purchase price, payable at closing. Upon closing of a sale to Tenant, all monthly lease Fees shall terminate upon payment of the Professional Service Fee on the sale.

15.05. LANDLORD'S LIABILITY. If this Lease is negotiated by Principal Broker in cooperation with another broker, Landlord shall be liable for payment of all Professional Service Fees to Principal Broker only, whereupon Landlord shall be protected


(C) Copyright 1996 NTCAR form 02 (1/96)                                  Page 14
from any claims from a Cooperating Broker. The Principal Broker may pay a portion of the Fee to any Cooperating Broker pursuant to a separate agreement between the Brokers.

15.06. JOINT LIABILITY OF TENANT. If Tenant enters into any new lease, extension, renewal, expansion, or other agreement to rent, occupy, or purchase any property described in Section 15.03 within the time specified in that Section, the agreement must be handled by the Principal Broker, otherwise Tenant shall be jointly and severally liable with Landlord for any payments due or to become due to the Principal Broker.

15.07. ASSUMPTION ON SALE. In the event of a sale of the Demised Premises or the assignment of this Lease by Landlord, Landlord shall obtain from the purchaser or assignee an Assumption Agreement in recordable form whereby the purchaser or assignee agrees to pay the Principal Broker all Professional Service Fees payable under this Lease and shall deliver a fully executed original counterpart thereof to Principal Broker on the date of closing of the sale of the Demised Premises or assignment of this Lease. Landlord shall be released from personal liability for subsequent payments only upon the delivery to Principal Broker of that counterpart of the Assumption Agreement.

15.08. TERMINATION. The termination of this Lease by the mutual agreement of Landlord and Tenant shall not affect the right of the Principal Broker to continue to receive the Fees agreed to be paid under this Lease, just as if Tenant had continued to occupy the Demised Premises and had paid the Rent during the entire Lease Term. Termination of this Lease under Article Eight or Article Nine shall not terminate the Principal Broker's right to collect the Fees.

15.09. INTERMEDIARY RELATIONSHIP.

      A. If either Principal Broker and/or Cooperating Broker (together, the "Brokers") has indicated in Sections 1.11 and 1.12 that they are acting as an intermediary, then Landlord and Tenant hereby authorize the applicable Broker(s) to act as an intermediary between Landlord and Tenant in connection with this Lease, and acknowledge that the source of any expected compensation to the Brokers will be Landlord, and the Brokers may also be paid a fee by the Tenant. A REAL ESTATE BROKER WHO ACTS AS AN INTERMEDIARY BETWEEN PARTIES IN A
TRANSACTION:

            (1) MAY NOT DISCLOSE TO TENANT THAT LANDLORD WILL ACCEPT A RENT LESS THAN THE ASKING RENT UNLESS OTHERWISE INSTRUCTED IN A SEPARATE WRITING BY LANDLORD;

            (2) MAY NOT DISCLOSE TO LANDLORD THAT TENANT WILL PAY A RENT GREATER THAN THE RENTAL SUBMITTED IN A WRITTEN OFFER TO LANDLORD UNLESS OTHERWISE INSTRUCTED IN A SEPARATE WRITING BY TENANT;

            (3) MAY NOT DISCLOSE ANY CONFIDENTIAL INFORMATION, OR ANY INFORMATION A PARTY SPECIFICALLY INSTRUCTS THE REAL ESTATE BROKER IN WRITING NOT TO DISCLOSE, UNLESS OTHERWISE INSTRUCTED IN A SEPARATE WRITING BY THE RESPECTIVE PARTY OR REQUIRED TO DISCLOSE SUCH INFORMATION BY THE TEXAS REAL ESTATE LICENSE ACT OR A COURT ORDER OR IF THE INFORMATION MATERIALLY RELATES TO THE CONDITION OF THE PROPERTY;

            (4)   SHALL TREAT ALL PARTIES TO THE TRANSACTION HONESTLY; AND

            (5)   SHALL COMPLY WITH THE TEXAS REAL ESTATE LICENSE ACT.

      B. APPOINTMENTS. Broker is authorized to appoint, by providing written notice to the parties, one or more licensees associated with Broker to communicate with and carry out instructions of one party, and one or more other licensees associated with Broker to communicate with and carry out instructions of the other party or parties. During negotiations, an appointed licensee may provide opinions and advice to the party to whom the licensee is appointed.

ARTICLE SIXTEEN: MISCELLANEOUS

16.01. DISCLOSURE. Landlord and Tenant understand that a real estate broker is qualified to advise on matters concerning real estate and is not expert in matters of law, tax, financing, surveying, hazardous materials, engineering, construction, safety, zoning, land planning, architecture or the ADA. The Brokers hereby advise Tenant to seek expert assistance on such matters. Brokers do not investigate a property's compliance with building codes, governmental ordinances, statutes and laws that relate to the use or condition of a property and its construction, or that relate to its acquisition. If Brokers provide names of consultants or sources for advice or assistance, Tenant acknowledges that the Brokers do not warrant the services of the advisors or their products and cannot warrant the suitability of property to be acquired or leased. Furthermore, the Brokers do not warrant that the Landlord will disclose any or all property defects, although the Brokers will disclose to Tenant any actual knowledge possessed by Brokers regarding defects of the Demised Premises and the Property. In this regard, Tenant agrees to make all necessary and appropriate inquiries and to use diligence in investigating the Demised Premises and the Property before consummating this Lease. Landlord and Tenant hereby agree to indemnify, defend, and hold the Brokers harmless of and from any and all liabilities, claims, debts, damages, costs, or expenses, including but not limited to reasonable attorneys' fees and court costs, related to or arising out of or in any way connected to representations


(C) Copyright 1996 NTCAR form 02 (1/96)                                  Page 15
concerning matters properly the subject of advice by experts. In addition, to the extent permitted by applicable law, the Brokers' liability for errors or omissions, negligence, or otherwise, is limited to the return of the Fee, if any, paid to the Brokers pursuant to this Lease.

16.02. FORCE MAJEURE. If performance by Landlord or Tenant of any term, condition or covenant in this Lease is delayed or prevented by any Act of God, strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, flood, or any other cause not within the control of such party, the period for performance of the term, condition or covenant shall be extended for a period equal to the period such party is so delayed or prevented.

16.03. INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Tenant shall be responsible for the conduct, acts and omissions of Tenant's agents, employees, customers, contractors, invitees, agents, successors or others using the Demised Premises with Tenant's expressed or implied permission. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular, and the masculine, feminine and neuter genders shall each include the other.

16.04. WAIVERS. All waivers to provisions of this Lease must be in writing and signed by the waiving party. Landlord's delay or failure to enforce any provisions of this Lease or its acceptance of late installments of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate, cash, or endorse the check without being bound to the conditions of any such statement.

16.05. SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease is invalid or unenforceable shall not cancel or invalidate the remainder of that provision or this Lease, which shall remain in full force and effect.

16.06. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

16.07. AMENDMENTS OR MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Demised Premises and no other agreements are effective unless made a part of this Lease. All amendments to this Lease must be in writing and signed by all parties. Any other attempted amendment shall be void.

16.08. NOTICES. All notices and other communications required or permitted under this Lease must be in writing and shall be deemed delivered, whether actually received or not, on the earlier of: (i) actual receipt if delivered in person or by messenger with evidence of delivery; or (ii) receipt of an electronic facsimile transmission ("Fax") with confirmation of delivery; or (iii) upon deposit in the United States Mail as required below. Notices may be transmitted by Fax to the Fax telephone numbers specified in Article One on the first page of this Lease, if any. Notices delivered by mail must be deposited in the U.S. Postal Service, first class postage prepaid, and properly addressed to the intended recipient as set forth in Article One. After possession of the Demised Premises by Tenant, Tenant's address for notice purposes will be the address of the Demised Premises unless Tenant notifies Landlord in writing of a different address to be used for that purpose. Any party may change its address for notice by delivering written notice of its new address to all other parties in the manner set forth above. Copies of all notices should also be delivered to the Principal Broker, but failure to notify the Principal Broker will not cause an otherwise properly delivered notice to be ineffective.

16.09. ATTORNEYS' FEES. If on account of any breach or default by any party to this Lease in its obligations to any other party to this Lease (including but not limited to the Principal Broker), it becomes necessary for a party to employ an attorney to enforce or defend any of its rights or remedies under this Lease, the non-prevailing party agrees to pay the prevailing party its reasonable attorneys' fees and court costs, if any, whether or not suit is instituted in connection with the enforcement or defense.

16.10. VENUE. All obligations under this Lease, including but not limited to the payment of Fees to the Principal Broker, shall be performed and payable in the county in which the Property is located. The laws of the State of Texas shall govern this Lease.

16.11. SURVIVAL. All obligations of any party to this Lease which are not fulfilled at the expiration or the termination of this Lease shall survive such expiration or termination as continuing obligations of the party.


(C) Copyright 1996 NTCAR form 02 (1/96)                                  Page 16

16.12. BINDING EFFECT. This Lease shall inure to the benefit of, and be binding upon, each of the parties to this Lease and their respective heirs, representatives, successors and assigns. However, Landlord shall not have any obligation to Tenant's successors or assigns unless the rights or interests of the successors or assigns are acquired in accordance with the terms of this Lease.

16.13. CONSULT AN ATTORNEY. THIS LEASE IS AN ENFORCEABLE, LEGALLY BINDING AGREEMENT. READ IT CAREFULLY. The brokers involved in the negotiation of this Lease cannot give you legal advice. The parties to this Lease acknowledge that they have been advised by the Brokers to have this Lease reviewed by competent legal counsel of their choice before signing this Lease. By executing this Lease, Landlord and Tenant each agree to the previsions, terms, covenants and conditions contained in this Lease.

16.14. OFFER. The execution of this Lease by the first party to do so constitutes an offer to lease the Demised Premises. Unless within the number of days stated in Section 1.14 above after the date of its execution by the first party to do so, this Lease is signed by the other party and a fully executed copy is delivered to the first party, such offer to lease shall be automatically withdrawn and terminated.

ARTICLE SEVENTEEN: ADDITIONAL PROVISIONS

A. LANDLORD AGREES TO ABATE THE RENT FROM JUNE THROUGH NOVEMBER OF 2002 IN EXCHANGE FOR TENANT'S PAYING FOR IMPROVEMENTS (WHICH SHALL BE APPROVED BY LANDLORD) AS SHOWN IN PARAGRAPH E OF ADDENDUM H.

B. 15.01 (CONTINUED) COMMISSION SHALL BE PAYABLE ON NONCANCELABLE LEASE UPON THE ACCEPTANCE AND OCCUPANCY OF THE PREMISES. THE REMAINDER OF THE COMMISSION SHALL BE DUE WHEN EARLEY TERMINATION OPTION EXPIRES WITHOUT BEING EXERCISED.

C. LANDLORD AGREES TO PAY FOR THE INSTALLATION OF A FLOW BACK PREVENTION VALVE AS REQUIRED BY THE TOWN OF ADDISON FOR DOMESTIC WATER.

D. TENANT AGREES TO PAY THE ADDITIONAL PREMIUM, IF ANY, REQUIRED FOR ITS USE UNDER SECTION 5.02.

E. LANDLORD AGREES TO ABATE THE ASBESTOS AS REQUIRED IN THE APRIL 2002 REPORT BY LONE TREE RESOURCES AND CONSULTING. TENANT AND LANDLORD WILL MUTUALLY AGREE ON THE SCOPE OF WORK.




LANDLORD                                                 TENANT

TOM TAYLOR, ARCH JACOBSON, AND ESTATE OF JAMES MORAN     PROBEX CORP.
----------------------------------------------------     ----------------------------------------------------

By: [Signature]: /s/ Tom Taylor                          By: [Signature]: /s/ Bruce Hall
                 -----------------------------------                      -----------------------------------
Name:             Tom Taylor                             Name:             Bruce Hall
      ----------------------------------------------           ----------------------------------------------
Title:            Managing Director                      Title:            SVP & CFO
       ---------------------------------------------            ---------------------------------------------
Date of Execution:         5-19-2002                     Date of Execution:        5/14/02
                   ---------------------------------                        ---------------------------------


PRINCIPAL BROKER                                         COOPERATING BROKER
----------------------------------------------------     ----------------------------------------------------

PATRICK J. HAGGERTY (2%)                                 MILLER COMMERCIAL (4%)

By: [Signature]:                                         By: [Signature]:
                 -----------------------------------                      -----------------------------------
Name: Patrick J. Haggerty                                Name: Dan Spika
      ----------------------------------------------           ----------------------------------------------
Title:                                                   Title:
       ---------------------------------------------            ---------------------------------------------
Date of Execution:                                       Date of Execution:
                   ---------------------------------                        ---------------------------------


Copyright Notice: This form is provided for the use of members of the North Texas Commercial Association of Realtors, Inc. Permission is hereby granted to make limited copies of this form for use in a particular Texas real estate transaction. Contact the NTCAR office to confirm that you are using the current version of this form.


(C) Copyright 1996 NTCAR form 02 (1/96)                                  Page 17

                                    EXHIBIT A

                               [SITE DESCRIPTION]

                                    EXHIBIT B

                               [SITE DESCRIPTION]

                                  PAT HAGGERTY

               NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS(R)

                              ADDENDUM A TO LEASE

                             EXPENSE REIMBURSEMENT

DEMISED PREMISES/ADDRESS: 15510 Wright Brothers Drive, Addison, Texas 75001

  [CHECK ALL BOXES WHICH APPLY. BOXES NOT CHECKED DO NOT APPLY TO THIS LEASE.]

A. EXPENSE REIMBURSEMENT. Tenant shall pay the Landlord as additional Rent a portion of the following expenses (collectively the "Reimbursement") which are incurred by or assessed against the Demised Premises [CHECK ALL THAT ARE TO APPLY]:

      [X]    Ad Valorem Taxes;
      [X]    Insurance Premiums;
      [ ]    Common Area Maintenance (CAM) Expenses;
      [ ]    Operating Expenses;
      [ ]    Roof and Structural Maintenance Expenses;

B. EXPENSE REIMBURSEMENT LIMITATIONS. The amount of Tenant's Reimbursement shall be determined by one of the following methods as described in Section 4 below [CHECK ONLY ONE]:

      [X]    Base Year/Expense Stop Adjustment;
      [ ]    Pro Rata Adjustment;
      [ ]    Fixed Amount Adjustment;
      [ ]    Net Lease Provisions.

C. EXPENSE REIMBURSEMENT PAYMENTS. Tenant agrees to pay any end-of-year lump sum Reimbursement within thirty (30) days after receiving an invoice from Landlord. Any time during the Lease Term (or any renewals or extensions) Landlord may direct Tenant to pay monthly an estimated portion of the projected future Reimbursement amount. Any such payment directed by Landlord shall be due and payable monthly on the same day that the Base Rent is due. Landlord may, at Landlord's option and to the extent allowed by applicable law, impose a Late Charge on any Reimbursement payments which are not actually received by Landlord on or before the due date, in the amount and manner set forth in Section 3.03 of this Lease. Any Reimbursement relating to partial calendar years shall be prorated accordingly. Tenant's Pro Rata Share of such Reimbursements shall be based on the square footage of useable area contained in the Demised Premises in proportion to the square footage of useable building area of the Property. Tenant may audit or examine those items of expense in Landlord's records which relate to Tenant's obligations under this Lease. Landlord shall promptly refund to Tenant any overpayment which is established by an audit or examination. If the audit or examination reveals an error of more than five percent (5%) over the figures billed to Tenant, Landlord shall pay the reasonable cost of the audit or examination.

D.    DEFINITIONS.

      1. AD VALOREM TAXES. All general real estate taxes, general and special assessments, parking surcharged, rent taxes, and other similar governmental charges levied against the Property for each calendar year.

      2. INSURANCE PREMIUMS. All Landlord's insurance premiums attributable to the Property, including but not limited to insurance for fire, casualty, general liability, property damage, medical expenses, and extended coverage, and loss of rents coverage for six months' Rent.

      3. COMMON AREA MAINTENANCE EXPENSES. Common area maintenance expenses ("CAM") means all costs of maintenance, inspection and repairs of the common areas of the Property, including but not limited to those costs for security, lighting, painting, cleaning, decorations and fixtures, utilities, ice and snow removal, trash disposal, project signs, minor roof defects, pest control, project promotional expenses, property owners' association dues, wages and salary costs of maintenance personnel, and other expenses benefiting all the Property which may be incurred by Landlord, in its discretion, including sales taxes and a reasonable service charge for the administration thereof. The "common area" is defined as that part of the Property intended for the collective use of all tenants including, but not limited to, the parking areas, driveways, loading areas, landscaping, gutters and downspouts, plumbing, electrical systems, roof, exterior walls, sidewalks, malls, promenades (enclosed or otherwise), meeting rooms, doors, windows, corridors and public rest rooms. CAM does not include depreciation on Landlord's original investment, cost of tenant improvements, real estate brokers' fees, Landlord's management office and overhead expenses, or interest or depreciation on capital investments.

      4. OPERATING EXPENSES. All costs of ownership, building management, maintenance, repairs and operation of the Property, including but not limited to taxes, insurance, CAM, reasonable management fees, wages and salary costs of building management personnel, overhead and operational costs of a management office, janitorial, utilities, and professional services such as accounting and legal fees. Operating Expenses do not include the capital cost of management office equipment and furnishings, depreciation on Landlord's original investment, roof and structural maintenance, the cost of tenant improvements, real estate brokers' fees, advertising, or interest or depreciation on capital investments.

      5. ROOF AND STRUCTURAL MAINTENANCE EXPENSES. All costs of maintenance, repair and replacement of the roof, roof deck, flashings, skylights, foundation, floor slabs, structural components and the structural soundness of the building in general.

      6. BASE YEAR/EXPENSE STOP ADJUSTMENT. Tenant shall pay to Landlord as additional rent Tenant's Pro Rata Share of increases in Landlord's Ad Valorem Taxes, Insurance Premiums, CAM Expenses, Operating Expenses, and/or Roof and Structural Maintenance Expenses, whichever are applicable, for the Property for any calendar year during the Lease Term or during any Extension of this Lease, over [CHECK ONLY ONE]:

      [ ]  a.  Such amounts paid by Landlord for the Base Year 2002 , or

      [ ]  b.  $N/A per square foot of floor area (as set forth in Section
               1.04.C) per year.

      7. PRO RATA ADJUSTMENT. Tenant shall pay to Landlord as additional Rent Tenant's Pro Rata Share of the total amount of Landlord's Ad Valorem Taxes, Insurance Premiums, CAM, Operating Expenses, and/or Roof and Structural Maintenance Expenses, whichever are applicable, for every calendar year during the Lease Term and during any extension of this Lease.

      8. FIXED AMOUNT ADJUSTMENT. Tenants shall pay to Landlord as additional Rent the following monthly amounts as Tenant's Reimbursement to Landlord for the applicable expenses which are incurred by or assessed against the Property:

          Ad Valorem Taxes                            $ N/A  per month
          Insurance Premiums                          $ N/A  per month
          CAM Expenses                                $ N/A  per month
          Operating Expenses                          $ N/A  per month
          Roof and Structural Maintenance Expenses    $ N/A  per month

      9. NET LEASE PROVISIONS. Notwithstanding anything contained in this Lease to the contrary in Article Seven or otherwise, Tenant shall be responsible for paying Tenant's Pro Rata Share of all costs of ownership, maintenance, repairs, replacements, and operation of the Demised Premises and the Property, including but not limited to all costs of Ad Valorem Taxes, Insurance Premiums, Common Area Maintenance Expenses, Operating Expenses, and Roof and Structural Maintenance Expenses.

E.    [ ]   GROSS-UP PROVISIONS. [CHECK THIS ONLY IF APPLICABLE.] If the
Property is a multi-tenant building and is not fully occupied during the Base Year or any portion of the Lease Term, an adjustment shall be made in computing the variable costs for each applicable calendar year. Variable costs shall include only those items of expense that vary directly proportionately to the occupancy of the Property. Variable costs which are included in the CAM and Operating Expenses shall be increased proportionately to the amounts that, in Landlord's reasonable judgment, would have been incurred had ninety percent (90%) of the useable area of the Property been occupied during those years.

                                  PAT HAGGERTY

               NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS(R)

                              ADDENDUM B TO LEASE

                                RENEWAL OPTIONS

DEMISED PREMISES/ADDRESS: 15510 Wright Brothers Drive, Addison, Texas 75001

A. OPTION TO EXTEND TERM. Landlord grants to Tenant one option(s) (the "Option") to extend the Lease Term for an additional term of sixty months each (the "Extension"), on the same terms, conditions and covenants set forth in this Lease, except as provided below. Each Option may be exercised only by written notice delivered to the Landlord no earlier than one hundred eighty ( 180 ) days before, and no later than ninety ( 90 ) days before, the expiration of the Lease Term or the preceding Extension of the Lease Term, whichever is applicable. If Tenant fails to deliver Landlord written notice of the exercise of an Option within the prescribed time period, such Option and any succeeding Options shall lapse, and there shall be no further right to extend the Lease Term. Each Option may only be exercised by Tenant on the express condition that, at the time of the exercise, Tenant is not in default under any of the provisions of this Lease. The foregoing Options are personal to Tenant and may not be exercised by an assignee or subtenant without Landlord's written consent.

B. CALCULATION OF RENT. The Base Rent during the Extension(s) shall be determined by one of the following methods [CHECK ONE]:

[ ] 1. Consumer Price Index Adjustment. The monthly Base Rent during the Extension shall be determined by multiplying the monthly installment of Base Rent during the last month of the Lease Term by a fraction determined as follows:

      a.    The numerator shall be the Latest Index which means either
            [CHECK ONE]:

            [ ] (1) the Index published for the nearest calendar month preceding the first day of the Extension, or
            [ ] (2) the Index for the month of __________ preceding the
                    Extension.

      b. The denominator shall be the Initial Index which means either [CHECK ONE]:

            [ ] (1) the Index published for the nearest calendar month preceding the Commencement Date, or
            [ ] (2) the Index for the month of __________ preceding the
                    Commencement Date.

[IF NO BLANKS ARE FILLED IN ABOVE, THE CHOICE (1) INCLUDING THE PHRASE, "THE NEAREST CALENDAR MONTH PRECEDING," SHALL APPLY.]

      c. The Index means the Consumer Price Index (CPI) for All Urban Consumers (All Items) U.S. City Average (unless this box is checked [ ] in which case the CPI for the Dallas/Fort Worth Consolidated Metropolitan Statistical Area shall be used) published by the U.S. Department of Labor, Bureau of Labor Statistics (Base Index of 1982-84 = 100). If the Index is discontinued or revised, the new index or computation which replaces the Index shall be used in order to obtain substantially the same result as would have been obtained if it had not been discontinued or revised. If such computation would reduce the Rent for the particular Extension, it shall be disregarded, and the Rent during the immediately preceding period shall apply instead.

[X] 2. FAIR MARKET RENTAL VALUE. The Base Rent during the Extension shall be the Fair Market Rental determined as follows:

      a. The "Fair Market Rental" of the Demised Premises means the price that a ready and willing tenant would pay as of the commencement of the Extension as monthly rent to a ready and willing landlord of demised premises comparable to the Demised Premises if the property were exposed for lease on the open market for a reasonable period of time, and taking into account the term of the Extension, the amount of improvements made by Tenant at its expense, the creditworthiness of the Tenant, and all of the purposes for which the property may be used and not just the use proposed to be made of the Demised Premises by Tenant. Upon proper written notice by Tenant to Landlord of Tenant's election to exercise the renewal Option, Landlord shall within fifteen (15) days thereafter notify Tenant in writing of Landlord's proposed Fair Market Rental amount and the Tenant shall thereupon notify Landlord of Tenant's acceptance or rejection of Landlord's proposed amount. Failure of Tenant to reject Landlord's Fair Market Rental amount within fifteen (15) days after receipt of Landlord's notice shall be deemed Tenant's acceptance of Landlord's proposed Fair Market Rental amount.

      b. If Landlord and Tenant have not been able to agree on the Fair Market Rental amount prior to the date the option is required to be exercised, the rent for the Extension shall be determined as follows: Within thirty (30) days following the exercise of the option, Landlord and Tenant shall endeavor in good faith to agree upon a single Appraiser (defined below). If Landlord and Tenant are unable to agree upon a single Appraiser within the thirty day period, each shall then appoint one Appraiser by written notice to the other, given within ten (10) days after the thirty day period. Within ten (10) days after the two Appraisers are appointed, the two Appraisers shall appoint a third Appraiser. If either Landlord or Tenant fails to appoint its Appraiser within the prescribed time period the single Appraiser appointed shall determine the Fair Market Rental amount of the Demised Premises. Each party shall bear the cost of the appraiser appointed by it and the parties shall share equally the cost of the third appraiser. The term "Appraiser" means a State Certified Real Estate Appraiser licensed by the State of Texas to value commercial property.

      c. The Fair Market Rental Value of the Demised Premises shall be the average of two of the three appraisals which are closest in amount as described below, and the third appraisal shall be disregarded. In no event shall the Rent be reduced by reason of such computation. If the Fair Market Rental is not determined prior to the commencement of the Extension, then Tenant shall continue to pay to Landlord the Rent applicable to the Demised Premises immediately prior to the Extension until the Fair Market Rental amount is determined, and when it is determined, Tenant shall pay to Landlord within ten
(10) days after receipt of such notice the difference between the Rent actually paid by Tenant to Landlord and the new Rent determined under this Lease.

[ ] C. FIXED RENTAL ADJUSTMENTS. The monthly Base Rent shall be increased beginning on the following dates to these amounts:

       Date: February 1, 2004              Amount: $8,870.83
       Date: February 1, 2005              Amount: $8,870.83
       Date: February 1, 2006              Amount: $8,870.83
       Date: February 1, 2007              Amount: $8,870.83

                              WRIGHT BROTHERS SITE

            15510 Wright Brothers Drive, Addison (Dallas), TX 75244

                              ADDENDUM H TO LEASE

                              ADDITION PROVISIONS

NOTE: TO THE EXTENT THIS ADDENDUM H CONFLICTS WITH THE TERMS OF THE LEASE, THIS
      ADDENDUM H SHALL CONTROL.

A.    LEASE TERM - EARLY TERMINATION OPTION

      Refer to Section 1.05, "Lease Term," and Article Two, "Lease and Lease Term."

      The term of the lease is five years. However, Landlord agrees to allow Tenant the option to terminate the Lease after three years for a fee equal to three months rent; i.e. $23,951.25. Tenant can only execute this option in writing on or before the third anniversary of the Commencement Date (June 1, 2005).

      Probex is offering a base rent of $5.00 / SF / Year; $8870.83 per month, $106,450 per year. The total Base Rent for the term of the lease is $479,025 = $106,450 x 5 - (6 x 8870.83 = 53,225)

B.    PERMITTED USE

      Refer to Section 6.01, "Permitted Use," and Article Fourteen, "Environmental Representation and Indemnity."

      Probex Corp. intends to relocate our laboratory, technical offices and headquarter offices to a common site in the North Dallas Area. Our laboratory will be conducting analytical and pilot scale process research to support development and improvement of our ProTerra(TM) technology for refining base lubricating oil and other products from a used motor oil feedstock. The City of Dallas has confirmed that our Laboratory facilities can be classified as a "Medical or Scientific Laboratory" and suitable for locating in an IR Industrial Research District per Chapter 51(A) of the "Dallas Development Code."

      The Probex laboratory facilities will include some small-scale storage and use of used lubricating oil (classified as non-hazardous and a Class 3B Combustible liquid), typical test and laboratory chemicals and solvents, and small quantities of sample products. Probex Corp. will provide MSDS sheets and an inventory


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
                                                            Wright Brothers Site
                                     Addendum H to Lease - Additional Provisions


      for review and approval by the Landlord. Per Section 14.02, Landlord's written consent of the storage and use of these materials is a prior condition of the Lease.

      Probex will apply for all required environmental, health and safety permits and approvals. This Lease Agreement is contingent on Probex's ability of obtain the required permits and approvals.

C.    COMPLIANCE WORK BY LANDLORD FOR EXISTING FACILITIES

      Refer to Section 6.02, "Compliance with Law."

D.    SUBLETTING

      Refer to Article Ten, "Assignment and Subletting."

      Landlord agrees to allow Tenant to Sublet the property to any appropriate Tenant without amending the Lease Agreement. Landlord agrees to grant consent to sublet all or part of the Demised Premises without unreasonable restriction. Landlord shall only deny consent for reasonable cause.

E.    MAKE-READY WORK BY LANDLORD (L) AND TENANT (T) AND TENANT

      Landlord agrees to perform the following work at its own expense:

      -     L     Conduct Asbestos Review as required by the Town of Addison for the Certificate of Occupancy and abate asbestos found.

      -     T     Replace carpeting in the Executive Office Space, including removal of platforms from the "Display Room." Carpeting to be of equal or better quality to existing carpeting in new condition. Tenant to approval carpet selection and color.

      -     T     Refinish paneling in Executive Office Space

      -     T     Add carpeting to the non-Executive office spaces as shown in
                  Exhibit "B"; cross-hatched areas. Carpeting to be of same standard as that in Executive Office Space. Tenant to approval carpet selection and color.

      -     T     Patch and paint walls of all non-paneled offices spaces,
                  including break-room, conference room and non-executive office spaces

      -     T     Replace ceiling tiles and paint support frames as required in all office spaces

      -     T     Repair lighting fixtures and replace bulbs as required

      -     T     Clean/repair tile flooring in non-executive office spaces


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
                                                            Wright Brothers Site
                                     Addendum H to Lease - Additional Provisions


      -     T     Repair/upgrade bathrooms, including replace fixtures (sinks, toilets, etc.), repair and paint walls, replace floor covering.

      -     L     Perform inspection of the HVAC system (determine mechanical condition), and clean and sanitize HVAC system and ducts.
                  Remove mold as required.

      -     L     Clean & flush Warehouse area floor drains and sump system


            Note: New carpeting should not be installed until after build-out of new offices by Tenant is complete.


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